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                                                                       Exhibit 2
                                                                       ---------

                             Joint Filing Agreement

     The undersigned hereby agree that this statement on Schedule 13D with respect to the securities of Ventana Medical Systems, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated: May 3, 2002


                                   /s/ Larry N. Feinberg
                                   ----------------------------------
                                   Larry N. Feinberg


                                   ORACLE ASSOCIATES, LLC


                                   By: /s/ Larry N. Feinberg
                                       ------------------------------
                                       Name:  Larry N. Feinberg
                                       Title: Managing Member


                                   ORACLE INVESTMENT MANAGEMENT, INC.


                                   By: /s/ Larry N. Feinberg
                                       ------------------------------
                                       Name:  Larry N. Feinberg
                                       Title: President